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                                                               EXHIBIT 10.3



                              EMPLOYMENT AGREEMENT



                 THIS EMPLOYMENT AGREEMENT (the "Employment Agreement") is entered into as of the ____ day of __________, 1996 between ____________ (the "Employee") and TRANSCRYPT INTERNATIONAL, INC., a Delaware corporation (the "Company").

                 WHEREAS, concurrent with the execution of this Employment Agreement, the Company has granted Employee, pursuant to the Company's 1996 Stock Incentive Plan, an option to acquire shares of the Company's Common Stock, $.01 par value ("New Option") in substitution for an option ("Old Option") which had previously been granted to Employee by Transcrypt International, Ltd., a Nebraska limited partnership which had been assumed by the Company in connection with the merger of the partnership with and into the Company;

                 WHEREAS, the Employee acknowledges that the New Option conferred benefits on the Employee which were not contained in the Old Option, including, but not limited to, immediate vesting and exerciseability of the New Option; and

                 WHEREAS, the Company wishes to employ the Employee on the terms set forth in this Employment Agreement, and the Employee wishes to accept such employment on such terms.

                 NOW THEREFORE, in consideration of the foregoing recitals and covenants set forth herein, the parties hereto hereby agree as follows:

                 Section 1. Employment and Term. The Company hereby employs the Employee, and the Employee hereby accepts employment, as a [TITLE] of the Company on the terms of this Employment Agreement, commencing as of [September 30, 1996] and continuing until the second anniversary of such date (the "Expiration Date"), unless terminated earlier in accordance with the provisions of Section 5 hereof.

                 Section 2. Duties and Authority. The Employee's duties shall be as determined by the Chief Executive Officer of the Company or such other officer of the Company designated by the Chief Executive Officer or the Board of Directors or a designated committee thereof (the Board of Directors or committee being collectively referred to herein as the "Board of Directors").

                 Section 3.  Compensation.

                          (a)     Base Salary.  The Employee will receive a
base salary during the term of this Employment Agreement of $________ per year ("Base Salary"), which shall be




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payable in approximately equal bi-weekly installments.  Base salary will be subject to annual review and can be increased with concurrence of the Board of Directors.

                          (b)     Bonus.  The Employee shall receive an annual
bonus in an amount to be determined by the Company's Board of Directors if the Company meets or exceeds the projections of the Company's performance set forth in the Business Plan.

                          (c)     Additional Benefits.  The Employee will also
receive such additional employee benefits as the Company may from time to time make available to all employees the Company, including paid vacations, pension benefits, qualified profit-sharing plans, employees group insurance and disability insurance.

                          (d)     Withholdings.  All payments made to the
Employee pursuant to this Employment Agreement shall be reduced by all required federal, state and local withholdings for taxes and similar charges and by all contributions or payments required to be made by the Employee in connection with any employee benefit plan maintained by the Company.

                 Section 4. Reimbursement for Expenses. The Employee may from time to time incur certain expenses on behalf of the Company for travel, promotion, telephone, entertainment and similar items. The Company will reimburse the Employee for all ordinary, necessary and reasonable amounts of such expenses incurred by the Employee, which amounts shall be payable promptly upon receipt of reasonable written documentation signed by the Employee itemizing such expenses.

                 Section 5.  Early Termination.

                          (a)     Bases for Early Termination.  This
Employment Agreement shall terminate prior to the Expiration Date upon the first to occur of:

                                  (i)      the determination by the Board of
                 Directors that the Employee has become disabled and shall not be able to continue his service to the Company; or

                                  (ii)     the Employee's death; or

                                  (iii)    a determination by the Board of
                 Directors that the Employee has engaged or participated in (i) theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or any subsidiary, the perpetration or attempted perpetration of fraud on the Company or any subsidiary, or the unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Company or any subsidiary, (ii) any act or acts of disloyalty, dishonesty, misconduct, moral turpitude, or any other





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                 act or acts injurious to the interest, property, operations, business or reputation of the Company or any subsidiary, or that the Employee has been convicted of a crime the commission of which results in injury to the Company or any subsidiary, or that the Employee has materially violated any restriction on the disclosure or use of confidential information of the Company or any subsidiary, or on competition with the Company or any subsidiary, or any of their businesses then conducted or planned to be conducted, in each case as determined in the reasonable judgment of the Board of Directors; or

                                  (iv)     a determination by the Board of
                 Directors, in its sole and absolute discretion, that is in the best interest of the Company to terminate Employee's employment with the Company.

                          (b)     Effective Date of Termination.  The effective
date of termination of this Employment Agreement shall be the first to occur of either the Expiration Date, the date of Employee's death or the date of the determination by the Board of Directors pursuant to Section 5(a)(i), 5(a)(iii) or 5(a)(iv) hereof (the "Effective Date of Termination").

                          (c)     No Severance Payment.  In the event of
termination pursuant to Section 5(a)(i), 5(a)(ii) or 5(c)(iii) hereof or the occurrence of the Expiration Date, Employee or Employee's estate shall, on and after the Effective Date of Termination, be entitled to no further payments or benefits under this Employment Agreement except the payment of Base Salary and benefits accrued but unpaid as of the Effective Date of Termination.

                         [(d)     Severance Payment.  In the event of
termination pursuant to Section 5(c)(iv) hereof, Employee shall, on and after the Effective Date of Termination, be entitled to no further payments or benefits under this Employment Agreement, except the payment of Base Salary and benefits accrued but unpaid as of the Effective Date of Termination and an amount equal to 25% of Employee's then Base Salary.]

                 Section 6. Restrictive Covenant. The Employee shall execute concurrently with this Employment Agreement, a Noncompete Agreement in the form attached hereto as Exhibit A.

                 Section 7. Amendments. No change, modification, waiver, discharge, amendment or addition to this Employment Agreement shall be binding unless it is in writing and signed by the Company and the Employee.

                 Section 8. Entire Agreement. This Employment Agreement contains the entire understanding and agreement between the Company and the Employee and supersedes any prior agreements between them pertaining to the Employee's employment with the Company. There are no representations, warranties, promises, covenants or understandings between the Company and the Employee with respect to such employment other than those expressly set





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forth in this Employment Agreement.  This Employment Agreement takes precedence over other conflicting agreements with Employee.

                 Section 9. Governing Laws. This Employment Agreement shall be governed by the substantive laws of the State of Nebraska.

                 Section 10. Nonassignability; Successors. The obligations of the Employee under this Employment Agreement are not assignable by him. Except as provided in the immediately preceding sentence, this Employment Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors.

                 Section 11. Notices. Any notice required to be given in writing by any party to this Employment Agreement may be personally delivered or mailed by registered or certified mail to the last known address of the party to be notified. Any such notice personally delivered shall be effective upon delivery and any such notice mailed shall be effective four business days after the date of mailing, by registered or certified mail with postage prepaid to the last know address of the party to be notified.

                 Section 12. Severability. The invalidity or unenforceability of any particular provision of this Employment Agreement shall not affect the other provisions of this Employment Agreement, and this Employment Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                 Section 13. Headings. The section and other headings contained in this Employment Agreement are for reference purposes only and shall not affect the interpretation of this Employment Agreement.

                 Section 14. Construction. Whenever required by the context, references to the singular shall include the plural, and the masculine gender shall include the feminine gender.





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                 IN WITNESS WHEREOF, the Company has caused this Employment
Agreement to be executed on its behalf and the Employee has signed his name hereto, effective as of the date first written above.


                                        TRANSCRYPT INTERNATIONAL, INC.,
                                        a Delaware corporation


                                        By_____________________________________
                                        Printed Name___________________________
                                        Its____________________________________


                                        _______________________________________
                                        _____________________________, Employee





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                                   EXHIBIT A

                              NONCOMPETE AGREEMENT

         TRANSCRYPT INTERNATIONAL, INC., a Delaware corporation (the "Company") (for the purposes of this Noncompete Agreement, the term "Company" shall include affiliates of Transcrypt International, Inc.) and______________________ ("Employee") agree as follows:

1. In consideration of the Company employing Employee as set forth in that certain Employment Agreement (the "Agreement") of even date hereto executed by and among the Company and Employee, Employee hereby agrees to adhere to the following terms and conditions:

         Employee expressly covenants and agrees that at no time during the effective time of the Agreement will it for itself or on behalf of any other person, partnership, firm, association or corporation in any territory in which the Employee is acting pursuant to the Agreement (1) open or operate a business which would be a competitor of the Company, (2) act as an employee, agent, advisor or consultant of any then existing competitor of the Company, (3) solicit or accept business from any of the Company's competitors, unless authorized by the Company, (4) divert any business from the Company by influencing or attempting to influence any present customers or the Company or
(5) attempt to attract any supplier away from the Company or use its information regarding the Company's suppliers in any way which would detrimentally affect the Company. Employee further covenants and agrees that for two years following the termination of the Agreement, whether such termination is voluntary or involuntary, he will not for himself or on behalf of any other person, partnership, firm, association or corporation in any territory in which the Company has done business during the 12 months immediately prior to the Agreement's termination (1) directly or indirectly solicit or accept business from any of the Company's present customers or customers it serviced in said territory within the last 12 months of the effective term of the Agreement, (2) divert any business from the Company by influencing or attempting to influence any present customers of the Company or
(3) attempt to attract any supplier away from the Company or use its information regarding the Company's suppliers in any way which would detrimentally affect the Company.

         2. By signing this agreement, Employee expressly acknowledges that the territorial limitations, duration and scope of this agreement are fair and reasonable. This Noncompete Agreement shall survive the termination of the Agreement,

         3. Employee further agrees that the Company shall be entitled to maintain proceedings in any court of competent jurisdiction, either at law or in equity, for any breach of this agreement by Employee to enforce the specific performance of this agreement and/or to obtain damages for any breach thereof, and without regard to any or all remedies sought by the Company, the Company shall be entitled to recover reasonable attorneys' fees incurred in enforcing this agreement.
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         4       This agreement supersedes any prior agreement between the
Employee and the Company pertaining to the subject hereof. In the event that any portion of this agreement is declared invalid or illegal by final judgment of any court of competent jurisdiction, the remainder of this agreement shall remain in full force and effect, notwithstanding the invalidity or illegality of the other portion.

         5. This agreement shall be governed by the laws of the State of Nebraska.

         6. This agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original, and all of which shall constitute one in the same agreement.

         IN WITNESS WHEREOF, the parties have caused this agreement to be executed as of the __________day of _____________________1996.



                                          TRANSCRYPT INTERNATIONAL, INC.,
                                          a Delaware corporation

                                          By:__________________________________
                                          Printed Name:________________________
                                          Its:_________________________________

                                          _____________________________________
                                          John T. Connor